UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2022

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement

On September 28, 2022, Scilex Pharmaceuticals Inc. (“Scilex Pharma”), an indirect subsidiary of the Company, repurchased (the “Repurchase”) all of the outstanding Senior Secured Notes due 2026 that were issued by Scilex Pharma on September 7, 2018 (the “Notes”). As of immediately prior to the Repurchase, the aggregate principal amount of the Notes was approximately $67.7 million, and Scilex Pharma repurchased the Notes for an aggregate cash payment of approximately $39.7 million as the holders of the Notes forgave and discharged an aggregate of $28.0 million of principal amount of the Notes in connection with the Repurchase.

The Notes were governed by that certain indenture, dated September 7, 2018 (as amended, the “Indenture”), by and among Scilex Pharma, the Company, as parent guarantor, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee and collateral agent (the “Trustee”) and were secured by assets of Scilex Pharma related to ZTlido™ (lidocaine topical system 1.8%), including the property and assets of Scilex Pharma necessary for, or otherwise relevant to, the manufacture and sale of ZTlido™ (lidocaine topical system 1.8%), on a worldwide basis (exclusive of Japan). Pursuant to the Indenture, the Company had agreed to irrevocably and unconditionally guarantee, on a senior unsecured basis, the punctual performance and payment when due of all obligations of Scilex Pharma under the Indenture (the “Guarantee”). The security interests and liens granted in connection with the Indenture and Notes, as well as the Notes, the Indenture and the Guarantee, were terminated in connection with the Repurchase and the discharge of indebtedness thereunder.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.02 is hereby incorporated by reference in its entirety into this Item 2.04.

Item 8.01. Other Events.

On September 29, 2022, Scilex Holding Company, the sole stockholder of Scilex Pharma and direct subsidiary of the Company, issued a press release regarding the Repurchase. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

99.1	Press Release, dated September 29, 2022.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: September 29, 2022	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer